Exhibit 99.1

Ramco-Gershenson Properties Trust Reports Financial Results for the First Quarter of 2011

FARMINGTON HILLS, Mich.--(BUSINESS WIRE)--April 26, 2011--Ramco-Gershenson Properties Trust (NYSE:RPT) today announced results for the three months ended March 31, 2011.

Highlights for the First Quarter:

•
Executed 106 leases encompassing 603,983 square feet, including 6 leases for anchors totaling 229,587 square feet. Anchor leases signed in the first quarter included Bed Bath & Beyond (2 stores), buybuy Baby, LA Fitness, Dunham’s Sporting Goods and MC Sports. At quarter end, the Company’s total portfolio was 90.1% leased.

•
Closed a $24.7 million CMBS loan with an interest rate of 5.76% on Jackson Crossing and issued $8.6 million of common equity under a controlled equity offering program. Proceeds were used to repay the Company’s $30.0 million term loan.

•	Completed construction of its redevelopments at West Allis Towne Centre and The Shops at Old Orchard, which are both expected to stabilize over the next year.

Subsequent to quarter end, the Company closed an offering of $80 million of 7.25% convertible perpetual preferred stock and received commitments from a bank syndicate for a new $250 million unsecured bank facility.

“The results of our first quarter demonstrate that we are on track with our business plan for the year,” said Dennis Gershenson, President and CEO. “Our efforts over these last months on balance sheet improvement have produced a very healthy capital structure which allows us to focus all of our attention on growing the Company through an aggressive leasing program, cost containment and external opportunities.”

Financial Results

Funds from Operations (FFO) for the three months ended March 31, 2011 was $10.1 million or $0.25 per diluted share, as compared to FFO of $8.5 million, or $0.25 per diluted share for the same period in 2010. FFO per share amounts were impacted by a 7.2 million increase in the number of weighted average shares outstanding for the three months ended March 31, 2011, compared to the same period last year.

Net loss attributable to RPT common shareholders for the three months ended March 31, 2011 was $0.3 million or $0.01 per diluted share, compared to $0.7 million or $0.02 per diluted share for the same period in 2010.

Operating Statistics

As of March 31, 2011, the Company owned equity interests in 89 retail shopping centers and one office building consisting of 58 wholly-owned properties and 32 joint venture properties totaling 20.5 million square feet of gross leasable area, of which 15.6 million is owned by the Company or its joint ventures. At quarter-end, the total portfolio was 90.1% leased.

During the quarter, the Company executed 106 lease transactions, including 72 renewals, in its wholly-owned and joint venture portfolios encompassing 603,983 square feet. For spaces with prior rents, the Company executed 99 leases totaling 424,978 square feet at an average cash rental rate of $13.00 per square foot, a decrease of 5.6%. Excluding one anchor lease, the average rental rate decrease was 1.8%.

At quarter-end, the Company had 45 properties in its wholly-owned, same-center portfolio. On a same- center basis, occupancy was 90.9% compared to 91.2% for the same period last year. Same-center net operating income for our wholly-owned portfolio decreased 0.1% for the quarter, compared to the same period in 2010.

Capital Markets Activity/Balance Sheet

During the quarter, the Company sold 650,000 common shares through a controlled equity offering at a weighted average gross price of $13.30. Gross proceeds from the offering were $8.6 million. Also during the quarter, the Company closed on a new CMBS loan in the amount of $24.7 million for its Jackson Crossing shopping center in Jackson, Michigan. Proceeds from these transactions were used for the early repayment of the Company’s $30.0 million term loan.

Subsequent to quarter-end, the Company completed an $80.0 million cumulative convertible perpetual preferred offering priced at a dividend rate of 7.25%. Net proceeds from the transaction, in the amount of $77.6 million, were used to pay down the Company’s $30 million bridge loan and reduce borrowings on its revolving line of credit. The Company granted the underwriters a 30-day option to purchase up to an additional $12 million of the preferred shares.

Also subsequent to quarter end, the Company received commitments from a bank syndicate for a new $250 million unsecured bank facility comprised of a $175 million revolving line of credit and a $75 million term loan. The revolving line and term loan have terms of three and four years, respectively, and each features a one-year extension at the Company’s option. Interest cost for the facility ranges from 200 to 275 basis points over LIBOR based upon the Company’s leverage. The banks’ commitments are subject to final documentation and closing, which the Company expects to occur within the next month.

At March 31, 2011, the Company’s total market capitalization equaled $1.1 billion, comprised of 41.7 million shares of common stock (or equivalents) valued at $522.3 million and $571.5 million of debt and capital lease obligations, net of cash. The Company’s ratio of net debt to total market capitalization was 52.2%. The weighted-average term of the Company’s debt was approximately 4.8 years. At March 31, 2011, net debt to EBITDA was 8.1x compared to 8.0x for the same period in 2010. Proforma for the convertible preferred equity offering, net debt to EBITDA at March 31, 2011 would be 7.0x.

Dividend

On April 1, 2011, the Company paid a first quarter cash dividend of $0.16325 per common share (or equivalents) to shareholders of record on March 20, 2011, for the first quarter ended March 31, 2011. The quarterly dividend represents an annualized dividend rate of $0.653 per common share (or equivalents). The Company’s FFO payout ratio for the quarter was 66.4%.

2011 Guidance

The Company’s previously announced 2011 FFO guidance range of $0.90 to $1.00 per diluted share, excluding non-recurring items, remains unchanged. As a result of establishing a new credit facility with an unsecured structure and lower interest rate, the Company expects to write-off a portion of the deferred financing costs related to the existing credit facility that is being replaced. Any such costs are not included in the guidance range above.

Conference Call/Webcast

Ramco-Gershenson Properties Trust will host a live broadcast of its first quarter conference call on Wednesday, April 27, 2011, at 9:00 a.m. eastern time, to discuss its financial and operating results as well as guidance for 2011. The live broadcast will be available online at www.rgpt.com and www.investorcalendar.com and also by telephone at (877) 407-0778, no pass code. A replay will be available shortly after the call on the aforementioned websites (for ninety days) or by telephone at (877) 660-6853, (pass code-Account #286, Conference ID # 370373), for one week.

Supplemental Materials

The Company’s supplemental financial package is available on its corporate web site at www.rgpt.com in the investor info section, SEC filings tab. If you wish to receive a copy via email, please send requests to dhendershot@rgpt.com.

About Ramco-Gershenson Properties Trust

Ramco-Gershenson Properties Trust (NYSE:RPT) is a fully integrated, self-administered, publicly-traded real estate investment trust (REIT) based in Farmington Hills, Michigan. Our primary business is the ownership and management of shopping centers in targeted markets in the Eastern and Midwestern regions of the United States. At March 31, 2011, the Company owned interests in 89 shopping center properties and one office building that comprise approximately 20.5 million square feet of gross leasable area, of which 15.6 million square feet is owned by the Company and its real estate joint ventures. The properties are located in Michigan, Florida, Ohio, Georgia, Wisconsin, Illinois, Indiana, Virginia, New Jersey, Maryland, Tennessee and South Carolina. For additional information regarding Ramco-Gershenson Properties Trust visit the Company's website at www.rgpt.com.

This press release contains forward-looking statements with respect to the operation of certain of the Trust’s properties. Management of Ramco-Gershenson believes the expectations reflected in the forward-looking statements made in this press release are based on reasonable assumptions. Certain factors could occur that might cause actual results to vary, the ongoing U.S. recession, the existing global credit and financial crisis and other changes in general economic and real estate conditions, changes in the interest rate environment and the availability of financing, adverse changes in the retail industry, our continuing to qualify as a REIT and other factors discussed in the Trust’s reports filed with the Securities and Exchange Commission.

Ramco-Gershenson Properties Trust
Consolidated Balance Sheets
As of March 31, 2011
(in thousands)

	March 31,	December 31,
	2011	2010
ASSETS
Income producing properties, at cost:
Land	$112,224	$114,814
Buildings and improvements	858,743	863,229
Less accumulated depreciation and amortization	(217,388)	(213,919)
Income producing properties, net	753,579	764,124
Construction in progress and land held for development or sale (including $0 and $25,812 of consolidated variable interest entities, respectively)	95,361	95,906
Property held for sale	9,119	-
Net real estate	$858,059	$860,030
Equity investments in unconsolidated joint ventures	107,249	105,189
Cash and cash equivalents	12,697	10,175
Restricted cash	7,180	5,726
Accounts receivable, net	10,713	10,451
Notes receivable	3,000	3,000
Other assets, net	58,950	58,258
TOTAL ASSETS	$1,057,848	$1,052,829

LIABILITIES AND SHAREHOLDERS' EQUITY
Mortgages and notes payable:
Mortgages payable (including $0 and $4,605 of consolidated variable interest entities, respectively)	$377,474	$363,819
Mortgage payable related to property held for sale	9,555	-
Secured revolving credit facility	132,500	119,750
Secured term loan facility, including secured bridge loan	30,000	60,000
Junior subordinated notes	28,125	28,125
Total mortgages and notes payable	$577,654	$571,694
Capital lease obligation	6,567	6,641
Accounts payable and accrued expenses	23,944	24,986
Other liabilities	2,860	3,462
Distributions payable	6,785	6,680
TOTAL LIABILITIES	$617,810	$613,463

Ramco-Gershenson Properties Trust shareholders' equity:
Common shares of beneficial interest, $0.01 par, 45,000 shares authorized,
38,429 and 37,947 shares issued and outstanding as of March 31, 2011
and December 31, 2010, respectively	$384	$379
Additional paid-in capital	572,068	563,370
Accumulated distributions in excess of net income	(168,020)	(161,476)
TOTAL SHAREHOLDERS' EQUITY ATTRIBUTABLE TO RPT	404,432	402,273
Noncontrolling interest	35,606	37,093
TOTAL SHAREHOLDERS' EQUITY	440,038	439,366
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,057,848	$1,052,829

Ramco-Gershenson Properties Trust
Consolidated Statements of Operations
For the Three Months Ended March 31, 2011
(in thousands, except per share data)

	Three Months Ended March 31,

	2011	2010
REVENUE
Minimum rent	$20,634	$20,035
Percentage rent	77	73
Recovery income from tenants	7,761	7,624
Other property income	1,518	1,217
Management and other fee income	992	1,121
TOTAL REVENUE	30,982	30,070

EXPENSES
Real estate taxes	4,375	4,402
Recoverable operating expense	4,378	3,891
Other non-recoverable operating expense	763	817
Depreciation and amortization	8,857	7,692
General and administrative	5,057	4,126
TOTAL EXPENSES	23,430	20,928

INCOME BEFORE OTHER INCOME AND EXPENSE, TAX AND DISCONTINUED OPERATIONS	7,552	9,142

OTHER INCOME AND EXPENSES
Other income (expense)	(210)	(330)
Gain on sale of real estate	156	-
Earnings from unconsolidated joint ventures	961	867
Interest expense	(8,759)	(8,614)
Impairment charge on unconsolidated joint ventures	-	(2,653)
LOSS FROM CONTINUING OPERATIONS BEFORE TAX	(300)	(1,588)
Income tax (provision) benefit of taxable REIT subsidiaries	(59)	143
LOSS FROM CONTINUING OPERATIONS	(359)	(1,445)

DISCONTINUED OPERATIONS
Income from operations	106	92
INCOME FROM DISCONTINUED OPERATIONS	106	92

NET LOSS	(253)	(1,353)
Net (income) loss attributable to noncontrolling partner interest	4	601
Net (income) loss attributable to noncontrolling OP unit holder interest	17	69
NET LOSS ATTRIBUTABLE TO RPT COMMON SHAREHOLDERS	$(232)	$(683)

EARNINGS (LOSS) PER COMMON SHARE, BASIC
Continuing operations	$(0.01)	$(0.02)
Discontinued operations	-	-
	$(0.01)	$(0.02)
EARNINGS (LOSS) PER COMMON SHARE, DILUTED
Continuing operations	$(0.01)	$(0.02)
Discontinued operations	-	-
	$(0.01)	$(0.02)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	37,927	31,020
Diluted	38,226	31,020

Ramco-Gershenson Properties Trust
Funds from Operations
For the Three Months Ended March 31, 2011
(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2010

Net income (loss) attributable to RPT common shareholders(1)	$(232)	$(683)
Adjustments:
Rental property depreciation and amortization expense	8,733	7,585
Pro-rata share of real estate depreciation from unconsolidated joint ventures	1,623	1,676
Noncontrolling interest in Operating Partnership	(17)	(69)
FUNDS FROM OPERATIONS	$10,107	$8,509
Impairment charge on unconsolidated joint ventures	-	2,653
FUNDS FROM OPERATIONS, EXCLUDING IMPAIRMENT	$10,107	$11,162

Weighted average common shares	37,927	31,020
Shares issuable upon conversion of Operating Partnership units	2,899	2,902
Dilutive effect of securities	299	-
WEIGHTED AVERAGE EQUIVALENT SHARES OUTSTANDING, DILUTED	41,125	33,922

FUNDS FROM OPERATIONS, PER DILUTED SHARE	$0.25	$0.25
Impairment charge on unconsolidated joint ventures	-	0.08
FUNDS FROM OPERATIONS, EXCLUDING IMPAIRMENT, PER DILUTED SHARE	$0.25	$0.33

Dividend per common share	$0.1633	$0.1633
Payout ratio - FFO, excluding impairment (1)	66.4%	49.6%

(1) Net income (loss) attributable to RPT common shareholders for the three months ended March 31, 2010, includes other than temporary impairment of our equity investments in unconsolidated joint ventures of $2,653.

Management considers funds from operations, also known as “FFO,” an appropriate supplemental measure of the financial performance of an equity REIT. Under the NAREIT definition, FFO represents net income attributable to common shareholders, excluding extraordinary items, as defined under accounting principles generally accepted in the United States of America (“GAAP”), gains (losses) on sales of depreciable property, plus real estate related depreciation and amortization (excluding amortization of financing costs), and after adjustments for unconsolidated partnerships and joint ventures. FFO should not be considered an alternative to GAAP net income attributable to common shareholders as an indication of our performance. We consider FFO as a useful measure for reviewing our comparative operating and financial performance between periods or to compare our performance to different REITs. However, our computation of FFO may differ from the methodology for calculating FFO utilized by other real estate companies, and therefore, may not be comparable to these other real estate companies.

CONTACT:
Ramco-Gershenson Properties Trust
Dawn Hendershot, 248-592-6202
Director of Investor Relations and Corporate Communications